EXHIBIT 10.3

Robert Grapski is Vice President - Real Estate of Burlington Coat Factory Warehouse Corporation (the "Company"). Mr. Grapski has an oral agreement with the Company for "at will" employment which includes the following:

  Annual Base Salary of $270,000, subject to review and adjustment by the Chairman of the Board of Directors of the Company or Board of Directors of the Company;
  Eligibility for bonus awards as determined by the Chairman of the Board of Directors of the Company, subject to review and adjustment by the Board of Directors of the Company;
  Eligibility for awards under the Company's incentive stock plans, as determined by the Board of Directors of the Company or appropriate committee thereof;
  Eligibility to participate in the Company's 401(k) profit sharing plan;
  Eligibility for medical and disability insurance and other forms of health, life and other insurance and/or benefits provided by the Company to its employees; and
  Vacation, paid sick leave and all other employee benefits provided by the Company to its employees or executive management.